

                                                            S-2




                                     ANTEON INTERNATIONAL CORPORATION AND SUBSIDIARIES
                                       Schedule II Valuation and Qualifying Accounts
                                                      (in thousands)




                                                                             Additions

                                                    Balance at       Charged to
                                                    beginning        costs and       Charged to                       Balance at
                                                    of period         expenses     other accounts     Deductions     end of period
                                                  -------------     ------------   ----------------  ------------   ---------------

Year ended December 31, 2002
  Allowance for doubtful accounts............       $     4,499       $    100        $     122        $     (473)      $     4,248
  Deferred tax asset valuation allowance.....       $       295             --        $      --                 --      $       295

Year ended December 31, 2003.................
  Allowance for doubtful accounts...........        $     4,248        $   409         $   500*        $   (1,035)      $     4,122
  Deferred tax asset valuation allowance.....       $       295        $    --         $    --         $        --      $       295

Year ended December 31, 2004
  Allowance for doubtful accounts............       $     4,122       $    956        $      --        $     (543)      $     4,535
  Deferred tax asset valuation allowance.....       $       295       $     --        $      --        $        --      $       295



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*Represents amounts recognized from acquired companies.